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                                                                  EXHIBIT 99.1


NEWS RELEASE

THE LACLEDE GROUP
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                                         720 OLIVE STREET, ST. LOUIS, MO 63101

                                              CONTACT: Richard N. Hargraves
                                                         (314) 342-0652

FOR IMMEDIATE RELEASE

THE LACLEDE GROUP REPORTS
IMPROVED RESULTS FOR FISCAL 2003

         ST. LOUIS, MO., October 30, 2003 -- The Laclede Group (NYSE: LG) today released the earnings results for its fiscal year 2003, the 12-month period ended September 30, 2003.

         Fiscal 2003 earnings were $1.82 per share, a significant improvement over the $1.18 per share earned in fiscal 2002.

         The majority of Group's earnings have come from its core regulated subsidiary, Laclede Gas Company, the largest natural gas distribution utility in Missouri. During fiscal 2002, earnings from this segment suffered from a significant weather-related reduction in natural gas sales, primarily as a result of a heating season that was the fifth warmest on record and 15% warmer than normal. In sharp contrast, natural gas sales returned to near-normal levels for fiscal year 2003 as the heating season was just 1% colder than normal, but 21% colder than in fiscal 2002.

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         As part of a 2002 rate case settlement, the Utility initiated, effective November 9, 2002, an innovative weather mitigation rate design that lessens the impact of weather volatility on Laclede Gas customers during cold winters and is expected to stabilize the Utility's earnings for the future.

         Also contributing to improved Utility earnings this fiscal year were the impacts of rate changes offsetting the higher costs of operating and maintaining its distribution system, benefits stemming from the Utility's management of its annual gas supply costs, and increased revenues from capacity release and off-system sales.

         Laclede Energy Resources, Inc., The Laclede Group's non-utility gas marketing subsidiary, also produced improved results due to increased sales this year compared with last year.

         Group's non-regulated services operating segment reported decreased results this year due to two primary factors. First, two large customers announced plans to take their facilities locating and marking work in-house rather than have it performed by SM&P Utility Resources, our non-utility subsidiary that specializes in such work. SM&P has successfully managed to retain a portion of that work and has made the necessary adjustments in the required levels of personnel, facilities and equipment. Second, SM&P's results have been impacted by start-up costs as it has continued to expand into new markets and add new customers.

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         For further details concerning The Laclede Group's fiscal 2003 results, see the accompanying unaudited Statements of Consolidated Income. Group's Annual Report to Shareholders for fiscal 2003 will be distributed in December.

         NOTE: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including weather conditions, governmental and regulatory policy and action, the competitive environment and economic factors. For a more complete description of these uncertainties and risk factors, see the Company's Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission.


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                                         UNAUDITED

STATEMENTS OF CONSOLIDATED INCOME

THE LACLEDE GROUP, INC.
(Thousands, Except Per Share Amounts)

                                                                                  THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                                     SEPTEMBER 30,               SEPTEMBER 30,
                                                                                 ---------------------      -----------------------
                                                                                   2003         2002           2003         2002
                                                                                 --------     --------      ----------    ---------
OPERATING REVENUES:
    Regulated
      Gas distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 85,944     $ 64,800      $  774,772    $ 592,097
    Non-Regulated
      Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24,754       39,360         100,168       94,116
      Gas marketing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44,958       20,769         163,861       64,798
      Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,729          943          11,529        4,228
                                                                                 --------     --------      ----------    ---------
                                         Total operating revenues. . . . . .      161,385      125,872       1,050,330      755,239
                                                                                 --------     --------      ----------    ---------

OPERATING EXPENSES:
    Regulated
      Natural and propane gas. . . . . . . . . . . . . . . . . . . . . . . .       41,688       26,771         483,742      340,045
      Other operation expenses . . . . . . . . . . . . . . . . . . . . . . .       30,466       25,450         118,550      106,027
      Maintenance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,782        4,634          18,759       17,813
      Depreciation and amortization. . . . . . . . . . . . . . . . . . . . .        5,561        5,474          22,229       24,215
      Taxes, other than income taxes . . . . . . . . . . . . . . . . . . . .        7,842        7,254          56,102       48,342
                                                                                 --------     --------      ----------    ---------
                         Total regulated operating expenses. . . . . . . . .       90,339       69,583         699,382      536,442
    Non-Regulated
      Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23,425       36,717         101,586       90,771
      Gas marketing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       43,877       20,448         159,105       64,042
      Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,346        1,100          10,615        4,222
                                                                                 --------     --------      ----------    ---------
                                        Total operating expenses . . . . . .      162,987      127,848         970,688      695,477
                                                                                 --------     --------      ----------    ---------
OPERATING INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,602)      (1,976)         79,642       59,762
OTHER INCOME AND (INCOME DEDUCTIONS) - NET . . . . . . . . . . . . . . . . .           74          (16)            543          678
                                                                                 --------     --------      ----------    ---------
INCOME BEFORE INTEREST AND INCOME TAXES. . . . . . . . . . . . . . . . . . .       (1,528)      (1,992)         80,185       60,440
                                                                                 --------     --------      ----------    ---------

INTEREST CHARGES:
    Interest on long-term debt . . . . . . . . . . . . . . . . . . . . . . .        4,814        5,205          20,169       20,820
    Preferred dividends and subsidiary trust distributions . . . . . . . . .          866          -             2,743          -
    Other interest charges . . . . . . . . . . . . . . . . . . . . . . . . .          862        1,121           3,974        4,989
                                                                                 --------     --------      ----------    ---------
                                              Total interest charges . . . .        6,542        6,326          26,886       25,809
                                                                                 --------     --------      ----------    ---------
INCOME (LOSS) BEFORE INCOME TAXES. . . . . . . . . . . . . . . . . . . . . .       (8,070)      (8,318)         53,299       34,631
INCOME TAX EXPENSE (BENEFIT) . . . . . . . . . . . . . . . . . . . . . . . .       (3,983)      (3,103)         18,652       12,247
                                                                                 --------     --------      ----------    ---------
NET INCOME (LOSS). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (4,087)      (5,215)         34,647       22,384
DIVIDENDS ON REDEEMABLE PREFERRED STOCK - LACLEDE GAS. . . . . . . . . . . .           15           16              62           68
                                                                                 --------     --------      ----------    ---------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK . . . . . . . . . . . . . . . .     $ (4,102)    $ (5,231)     $   34,585    $  22,316
                                                                                 ========     ========      ==========    =========



AVERAGE NUMBER OF COMMON SHARES OUTSTANDING. . . . . . . . . . . . . . . . .       19,080       18,919          19,022       18,888
BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK. . . . . . . . . . . . . . .     $  (0.21)    $  (0.28)     $     1.82    $    1.18
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK. . . . . . . . . . . . . .     $  (0.21)    $  (0.28)     $     1.82    $    1.18


CERTAIN PRIOR-PERIOD AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT-YEAR PRESENTATION.
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